Exhibit 10.3

SECOND AMENDMENT TO

UNSECURED TERM LOAN AGREEMENT

This SECOND AMENDMENT TO UNSECURED TERM LOAN AGREEMENT (this “Second Amendment”) is made and entered into as of January 26, 2017 by and among FIRST INDUSTRIAL, L.P., a limited partnership formed under the laws of the State of Delaware (together with its successors and assigns, the “Borrower”), FIRST INDUSTRIAL REALTY TRUST, INC., a corporation formed under the laws of the State of Maryland (the “General Partner”), each of the financial institutions initially a signatory to the Credit Agreement (as defined below) together with their successors and assigns under Section 13.1 of the Credit Agreement (the “Lenders”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (the “Administrative Agent”).

WITNESSETH:

WHEREAS, the Borrower, the General Partner, the Administrative Agent and the Lenders are parties to that certain Unsecured Term Loan Agreement dated as of January 29, 2014 (as amended by that certain First Amendment dated as of April 20, 2015, the “Credit Agreement”);

WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders amend certain terms and conditions of the Credit Agreement as described herein; and

WHEREAS, the Administrative Agent and the Lenders party to this Second Amendment have agreed to so amend certain terms and conditions of the Credit Agreement, all on the terms and conditions set forth below in this Second Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.	Definitions. All capitalized undefined terms used in this Second Amendment shall have the meanings ascribed thereto in the Credit Agreement, as amended hereby.

2.	Amendments to Credit Agreement. Effective as set forth in Section 3 below, the Credit Agreement is hereby amended as follows:

a.	The definition of “Consolidated Secured Debt” set forth in Section 1.1 of the Credit Agreement is amended to amend and restate the parenthetical at the end of clause (b) thereof to read as follows: “(for the avoidance of doubt, (x) excluding Indebtedness of the Borrower and (y) including Guarantee Obligations (other than customary non-recourse carveout obligations) of the Subsidiaries of the General Partner (other than the Borrower) in respect of primary obligations of the Borrower or the General Partner).”

b.	The definition of “Defaulting Lender” set forth in Section 1.1 of the Credit Agreement is amended to amend and restate clause (d)(i) thereof to read as follows: “(i) become the subject of (A) a proceeding under any Debtor Relief Law or (B) a Bail-In Action”.

c.	The definition of “Unencumbered Asset” set forth in Section 1.1 of the Credit Agreement is hereby amended to insert the following words at the end of clause (b) thereof: “other than a Permitted Negative Pledge”.

d.	The definition of “Unencumbered Asset” set forth in Section 1.1 of the Credit Agreement is hereby amended to amend and restate the final parenthetical of clause (c) thereof to read as follows: “(including, except in the case of a Material Credit Facility, pursuant to an “equal and ratable” clause)”.

e.	Section 1.1 of the Credit is amended to add the following new definitions thereto in the appropriate alphabetical order, as the case may be, as set forth below:

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Material Credit Facility” means, as to the Borrower, the General Partner and their Subsidiaries, this Agreement and any other agreement(s) creating or evidencing indebtedness for borrowed money (excluding any Indebtedness which is “non-recourse”) entered into on or after the Agreement Execution Date by the Borrower, the General Partner or any of their Subsidiaries, or in respect of which the Borrower, the General Partner or any of their Subsidiaries is an obligor or otherwise provides a guarantee or other credit support (other than a guarantee of customary recourse exceptions) (“Credit Facility”), in a principal amount outstanding or available for borrowing equal to or greater than $5,000,000 (or the equivalent of such amount in the relevant currency of payment, determined as of the date of the closing of such facility based on the exchange rate of such other currency); and if no Credit Facility or Credit Facilities equal or exceed such amounts, then the largest Credit Facility shall be deemed to be a Material Credit Facility.

“Permitted Negative Pledge” means a “negative pledge” that (a) establishes a maximum ratio of unsecured debt to unencumbered assets, or of secured debt to total assets, or that otherwise conditions a Person’s ability to encumber its assets upon the maintenance of one or more specified ratios that limit such Person’s ability to encumber its assets but that does not generally prohibit the encumbrance of its assets, or the encumbrance of specific assets or (b) provides for the grant in favor of the holders of any unsecured debt of any equal and ratable Lien in connection with the pledge of any property or asset to secure the Facility.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

f.	Article VI of the Credit Agreement is amended to add the following as new Section 6.28 thereof:

SECTION 6.28. EEA Financial Institutions. No Loan Party is an EEA Financial Institution.

g.	Section 9.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

SECTION 9.1. Change in Business. Engage in any business if, as a result, the general nature of the business in which the Borrower and the General Partner, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Borrower and the General Partner, taken as a whole, are engaged on the Closing Date.

h.	Section 9.2 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

SECTION 9.2. Change of Management of Properties. Change the management of the Properties, except that (a) any Affiliate of the Borrower or the General Partner shall be permitted to manage any of the Properties and (b) the Borrower, the General Partner or any of their Subsidiaries may engage and/or replace third-party property managers with respect to any Property, provided that the aggregate book value of all Properties at any one time under third-party management shall not exceed 30% of the aggregate book value of all of the Properties at such time.

i.	Section 9.9 of the Credit Agreement is hereby amended to insert the following words after the word “creditor”: “other than a Permitted Negative Pledge”.

j.	Article XIV of the Credit Agreement is amended to add the following as new Section 14.18 thereof:

SECTION 14.18. Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

3.	Conditions to Effectiveness. This Second Amendment shall not be effective until the Administrative Agent shall have received counterparts of this Second Amendment duly executed and delivered by the Borrower, the General Partner, the Administrative Agent, and the Required Lenders.

4.	Representations and Warranties. Except for changes in factual circumstances specifically and expressly permitted under the Loan Documents, the representations and warranties of the Borrower and each other Loan Party contained in Article VI of the Credit Agreement or any other Loan Document to which any of them is a party, are true and correct on and as of the date hereof except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty is true and correct on and as of such earlier date.

5.	Limited Amendment; Ratification of Loan Documents. Except as specifically amended or modified hereby, the terms and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect, and are hereby ratified and affirmed in all respects. This Second Amendment shall not be deemed a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Credit Agreement or any other Loan Document, except as expressly set forth herein.

6.	Governing Law. This Second Amendment shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of Illinois, but giving effect to federal laws applicable to national banks.

7.	Miscellaneous. This Second Amendment may be executed in any number of counterparts, which shall together constitute an entire original agreement, and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Second Amendment expresses the entire understanding of the parties with respect to the transactions contemplated hereby. No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof. Any determination that any provision of this Second Amendment or any application hereof is invalid, illegal, or unenforceable in any respect and in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality, or enforceability of any other provisions of this Second Amendment. Each of the Borrower and the General Partner represents and warrants that it has consulted with independent legal counsel of its selection in connection herewith and is not relying on any representations or warranties of the Administrative Agent or the Lenders or their counsel in entering into this Second Amendment. This Second Amendment shall constitute a Loan Document.

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IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed as of the date first above written.

FIRST INDUSTRIAL, L.P., as the Borrower

By:	FIRST INDUSTRIAL REALTY TRUST, INC.,
its General Partner

	By:	/s/ Scott Musil
	Name:	Scott Musil
	Title:	Chief Financial Officer

FIRST INDUSTRIAL REALTY TRUST, INC., as General Partner

	By:	/s/ Scott Musil
	Name:	Scott Musil
	Title:	Chief Financial Officer

Signature Page to

Second Amendment to

Term Loan Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent and a Lender

By:	/s/ Brandon H. Barry
Name:	Brandon H. Barry
Title:	Vice President

Signature Page to

Second Amendment to

Term Loan Agreement

PNC BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Joel Dalson
Name:	Joel Dalson
Title:	Senior Vice President

Signature Page to

Second Amendment to

Term Loan Agreement

REGIONS BANK,
as a Lender

By:	/s/ T. Barrett Vawter
Name:	T. Barrett Vawter
Title:	Vice President

Signature Page to

Second Amendment to

Term Loan Agreement

MUFG UNION BANK, N.A.,
as a Lender

By:	/s/ John Kennedy
Name:	John Kennedy
Title:	Vice President

Signature Page to

Second Amendment to

Term Loan Agreement

FIFTH THIRD BANK,
an Ohio banking corporation, as a Lender

By:	/s/ Michael Glandt
Name:	Michael Glandt
Title:	Vice President

Signature Page to

Second Amendment to

Term Loan Agreement

The undersigned, as Guarantor under that certain Guaranty dated as of January 29, 2014, hereby consents to the foregoing Second Amendment to Credit Agreement and acknowledges and agrees that the Guaranty dated as of January 29, 2014 and executed by the undersigned remains in full force and effect.

FIRST INDUSTRIAL REALTY TRUST, INC., as Guarantor

By:	/s/ Scott Musil
Name:	Scott Musil
Title:	Chief Financial Officer

Signature Page to

Second Amendment to

Term Loan Agreement